UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2022 (April 28, 2022)

PRIME IMPACT ACQUISITION I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39501	98-1554335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 E San Carlos Street, Suite 12

San Jose, California 95112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 825-6965

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Warrant to acquire one Class A Ordinary Share	PIAI.U	The New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	PIAI	The New York Stock Exchange
Warrants, each whole Warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PIAI.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2022, Cathleen Benko informed the Board of Directors of Prime Impact Acquisition I, a Cayman Islands exempted company (the “Company”), of her intention to resign as a director of the Company effective immediately. Ms. Benko was an independent director who also served as a member of the Company’s Nominating and Corporate Governance Committee, Audit Committee and as Chair of its Compensation Committee. Her resignation applied to all such roles, effective immediately. Ms. Benko’s decision to resign was not the result of any disagreements with the Board, the Company, or any Executive Officer on matters related to the Company’s operations, policies, or practices.

The Company currently has no plans to fill the vacancy left on the Board by Ms. Benko’s departure, though the Board has appointed Keyur Patel to serve on the Company’s Audit Committee. Mr. Patel is currently an independent director and the Chairman of the Board. The appointment was made in accordance with such committee’s charter, which is available on the Company’s website at ir.primeimpactcapital.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prime Impact Acquisition I

By:	/s/ Mark Long
Name: Mark Long
Title: Co-Chief Executive Officer

Dated: May 4, 2022